UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 27, 2016

REXFORD INDUSTRIAL REALTY, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36008	46-2024407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11620 Wilshire Boulevard, Suite 1000, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (310) 966-1680

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 27, 2016, Rexford Industrial Realty, Inc. (the "Company") held its Annual Meeting of Stockholders, at which the stockholders voted on proposals as follows:
Proposal 1. Election of directors, each to serve until the 2017 Annual Meeting of Stockholders and until a successor for each has been duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard S. Ziman	43,801,531	4,048,840	2,574,227
Howard Schwimmer	47,322,809	527,562	2,574,227
Michael S. Frankel	47,322,809	527,562	2,574,227
Robert L. Antin	47,544,706	305,665	2,574,227
Steven C. Good	47,346,757	503,614	2,574,227
Tyler H. Rose	45,783,982	2,066,389	2,574,227
Peter E. Schwab	47,345,648	504,723	2,574,227

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2016.

Votes For	Votes Against	Abstentions	Broker Non-Votes
49,748,209	638,089	38,300	—

Proposal 3. The advisory approval of the Company's 2015 executive compensation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,791,798	962,357	96,216	2,574,227

Proposal 4. The advisory determination of the frequency of future advisory votes on the Company's executive compensation.

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
42,844,037	17,130	4,973,117	16,087	2,574,227

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexford Industrial Realty, Inc.
May 27, 2016	/s/ Michael S. Frankel
Michael S. Frankel Co-Chief Executive Officer (Principal Executive Officer)

Rexford Industrial Realty, Inc.
May 27, 2016	/s/ Howard Schwimmer
Howard Schwimmer Co-Chief Executive Officer (Principal Executive Officer)